Exhibit 10.13
                                               EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of January 1, 1999, by and between MILESTONE PROPERTIES, INC., a Delaware corporation (the "Company"), and Patrick S. Kirse (the "Executive").

                                                W I T N E S S E T H

     WHEREAS, the Executive is currently a Vice President of the Company;

     WHEREAS, the Executive possesses intimate knowledge of the business and affairs of the Company, its policies, methods and personnel;

         WHEREAS, the Board of Directors (the "Board") of the Company recognizes that the Executive's contribution to the growth and success of the Company has been, and believes will continue to be, substantial, and desires to assure the Company of the Executive's present and continued employment in an executive capacity and to compensate him therefor;

         WHEREAS, the Board has determined that this Agreement will encourage the Executive's continued attention and dedication to the Company; and

         WHEREAS, the Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereby agree as follows:

         1.       Employment.

                           1.1 Employment and Term. The Company shall continue to employ the Executive and the Executive shall continue to serve the Company, upon the terms and conditions set forth herein, for an initial term of three years commencing as of January 1, 1999, unless sooner terminated as hereinafter set forth, which term shall thereafter be extended for additional consecutive one year periods, except as otherwise set forth herein, unless written notice is given by either party to the other party no later than 60 days before the expiration of the Term (as defined herein) of such party's intention not to extend the Term. The period during which the Executive is employed hereunder is referred to as the "Term". In the event that the Company elects not to renew this Agreement, the Executive shall be entitled to the payments provided herein under Section 4.2, subject to the provisions of Section 4.1 and Section 6 hereof.

     1.2 Duties of Executive. The Executive shall serve as a Vice President of the Company and shall diligently perform such duties and services as are commensurate with such position and as may reasonably be designated by the By-laws of the Company and from time to time assigned by the Board. The Executive shall devote such time to the business and affairs of the Company as the Board, the Chief Executive Officer or the President of the Company deems necessary. -------------------

     1.3 Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based at the Company's principal executive offices in Boca Raton, Florida. The Executive may be required to travel on the Company's business to an extent substantially consistent with his present travel obligations. --------------------

         2.       Compensation.

                           2.1 Base Salary. During the Term, the Executive shall receive a base salary subject to adjustments as hereinafter provided (the "Base Salary") at the annual rate of $105,000. During the Term, the Board, or an appropriate committee thereof, shall review annually the Base Salary payable to the Executive and adjust the same in its sole discretion, provided, however, that the Base Salary at any time may not be less than $105,000. In connection with making adjustments to the Base Salary as provided for in this Section 2.1, the Board, or an appropriate committee thereof, will consider the contributions of the Executive to the Company's efficiency, growth, productivity and profitability, the expansion of the Executive's duties, if any, the level of the Executive's responsibilities, the Executive's tenure with the Company, and such other factors as they deem relevant. The Base Salary shall be payable in substantially equal installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes.

     2.2 Bonus. The Executive may be issued annual bonuses as the Board, in its sole discretion, may determine. -----

         3.       Expense Reimbursement and Other Benefits.

                           3.1  Expense  Reimbursement.  During  the  Term,  the
                           Company, upon the submission of supporting documentation satisfactory to the Company by the Executive, and in accordance with Company's policies for its executives, shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of, and pursuant to, the business of the Company, including expenses for travel and entertainment. Reimbursement for expenses shall be subject to such regulations and procedures as the Company may from time to time establish.

     3.2 Vacation. During the Term, the Executive shall be entitled to such amount of annual paid vacation time as designated in the Company's employee manual or as otherwise designated by the Board, provided, however, that the Executive shall be entitled to no less than four weeks annual paid vacation. The time during which the Executive may use his vacation time and be absent from the office shall be at his discretion, provided, however, that such time is compatible, as reasonably determined by the Company's Chief Executive
Officer or President, with the vacation and work schedules of other relevant employees and the business demands of the Company.

     3.3 Fringe and Medical Benefits. The Company shall provide the following benefits to the Executive, either through direct payments by the Company or by reimbursement: ---------------------------

                                    (a) A term life  insurance  policy  insuring
                                    the   Executive's   life  which  provides  a
                                    benefit  of no less  than  $200,000,  naming
                                    such  beneficiaries  as  the  Executive  may
                                    designate from time to time. Notwithstanding
                                    the  foregoing,  if the Company is unable to
                                    obtain term life insurance  which provides a
                                    benefit  of no  less  than  $200,000  on the
                                    Executive's  life at a normal and  customary
                                    cost thereof,  as  reasonably  determined by
                                    the Board (the  "Company  Funded  Premium"),
                                    for a person of the  Executive's  age,  then
                                    this  provision  and the  obligation  of the
                                    Company  hereunder shall be limited to (i) a
                                    contribution by the Company of an amount not
                                    less than the Company  Funded Premium toward
                                    the  payment  of the  premium  of such other
                                    term life insurance  policy,  without regard
                                    to  the  benefit  provided  thereby,  as the
                                    Executive is able to obtain,  or (ii) at the
                                    Executive's  election,  the  Company  Funded
                                    Premium may be applied toward such term life
                                    insurance   insuring  the  Executive's  life
                                    providing  for  a  lesser   benefit  as  the
                                    Company may  procure.  If  requested  by the
                                    Company,  the Executive  agrees to cooperate
                                    with  the  Company  in  obtaining,   at  the
                                    Company's expense, such life insurance. Such
                                    cooperation    shall    include,     without
                                    limitation,   completing  and  signing  such
                                    forms or applications, undergoing physical examinations, and such other acts as may be required in order to obtain such insurance.

                                    (b)  The  Executive  shall  be  eligible  to
                                    participate in all benefit plans established
                                    by  the  Company,  on  the  same  basis  and
                                    subject to the same  qualifications as other
                                    executive officers of the Company including,
                                    but not limited to,  medical,  bonus,  stock
                                    option  and  other  benefit   programs.   In
                                    addition,   the  Company  may  provide  such
                                    fringe  benefits  to the  Executive,  either
                                    through     direct     payments     or    by
                                    reimbursements, as the Company or the Board may determine from time to time.

4.       Termination.

                           4.1 Termination for Cause. Notwithstanding anything contained in this Agreement to the contrary, the Executive's employment with the Company may be terminated by the Company for "Cause". As used in this Agreement, the term "Cause" shall mean only (i) any action or omission of the Executive which constitutes a willful and material breach of this Agreement, including, but not limited to, the failure of the Executive to satisfactorily perform his duties under Section 1.2 hereof, which is not cured, or as to which diligent attempts to cure have not commenced within the time period provided for in this Section 4.1, (ii) the commission by the Executive of any act which would constitute fraud, embezzlement or misappropriation as against the Company, or (iii) the conviction (from which no appeal can be taken) of the Executive of any criminal act which is a felony. Termination of the Executive pursuant to this Section
                           4.1 shall be communicated by a notice (the "Notice of Termination") to the Executive from the Board setting forth a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding the Executive if he is then a director of the Company) at a meeting thereof duly called and held for such purpose finding that in the good faith opinion of the Board, the Executive was guilty of conduct set forth in the definition of Cause and specifying the particulars thereof in detail. In the event of a proposed termination for Cause described in clause (i) of this
                           Section 4.1, the Executive shall be given a notice (a "Notice of Cause") from the Board setting forth in reasonable detail any alleged acts or failures to act which the Board believes may be grounds for termination of the Executive's employment pursuant to the terms hereof and the opportunity to meet with the Board at a time and place mutually convenient to both the Board and the Executive, but in no event later than 10 business days after the Notice of Cause is given to the Executive, at which meeting the Executive shall have the right to appear with legal counsel of his choosing to refute any determination of Cause specified in such notice, and any termination of the Executive's employment by reason of such determination of Cause shall not be effective until the Executive is afforded such opportunity to appear and be heard to defend such act or failure to act. If the Executive shall fail to correct such act or failure to act within 10 business days after such meeting, the Executive's employment by the Company shall be terminated by delivery to the Executive of a Notice of Termination, which Notice of Termination shall be effective when given. If, within the period provided, the Executive corrects such act or failure to act, the Executive's employment may not then be terminated by the Board. Upon any termination pursuant to this Section 4.1, the Company shall pay to the Executive any unpaid Base Salary accrued through the effective date of termination specified in the Notice of Termination. In addition, the Company shall pay any benefits owed to the Executive under any plan that the Executive participates in pursuant to Section 3.3 hereof, in accordance with the terms of such plans as in effect on the date of termination of employment under this Section 4.1. Except as provided in this Section 4.1, the Company shall have no further liability hereunder (other than to make all reimbursements for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 3.1 hereof).

                           4.2 Termination Without Cause. In the event that the Executive's employment is terminated other than (i) for Cause or (ii) in connection with, or as a result of, a Change of Control, the Company shall (a) give the Executive 30 days written notice of the termination of his employment and (b) pay to the Executive the Executive's Base Salary, as then in effect, accrued and unpaid through the date that his employment was terminated, together with all other accrued and unpaid benefits owing to the Executive through the date of the termination of the Executive's employment with the Company plus an amount equal to 300% of the Executive's Base Salary, as then in effect. Subject to Section 7 hereof, all payments provided for in this Section 4.2 shall be made by the Company in substantially equal installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. In addition, the Company shall pay any benefits owed to the Executive under any plan that the Executive participates in pursuant to
                           Section 3.3 hereof, in accordance with the terms of such plans as in effect on the date of termination of his employment under this Section 4.2. Except as provided in this Section 4.2, the Company shall have no further liability hereunder (other than to make all reimbursements for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 3.1 hereof). In the event that there has been a Change of Control pursuant to Section 6 hereof, or this Agreement has been assigned pursuant to Section 10 hereof, this
                           Section 4.2 shall not survive the assignment of this Agreement.

         5.       Disability or Death.

                           5.1 Disability. Notwithstanding anything contained in this Agreement to the contrary, if, during the Term, the Executive suffers a disability (as defined below), the Company shall, subject to the provisions of Section 5.2 hereof, either directly, through insurance, or through a combination of both, continue to pay the Executive an amount equal to the Base Salary, as then in effect, plus a proportionate amount of any compensation earned by or due to the Executive as provided for in Section 2.2 hereof through the end of the first 180 days of such disability, provided, however, that, in the event that the Executive is disabled for a period of more than 180 days in any 12 month period, the Company may, at its election, by a vote of not less than a majority of the entire membership of the Board (excluding the Executive if he is then a director of the Company) within 90 days from the 180th day that the Executive is disabled, terminate the Executive's employment with the Company. In the event of such termination, (i) payment of the Executive's Base Salary, as then in effect, and fringe benefits (to the extent permissible by applicable law) shall be continued for a period of 12 months after such termination, and (ii) the Executive shall receive a one time bonus in an amount equal to the highest annual bonus paid to the Executive with respect to any of the three years immediately preceding the date of termination of the Executive to be paid to the
                           Executive within 15 business days after his termination. In addition, the Company shall pay any benefits owed to the Executive under any plan that the Executive participates in pursuant to Section 3.3 hereof, in accordance with the terms of such plans as in effect on the date of termination of employment under this Section 5.1. Except as provided in this
                           Section 5.1, the Company shall have no further liability hereunder (other than to make all reimbursements for reasonable business expenses incurred by the Executive prior to the date of termination, subject, however, to the provisions of
                           Section 3.1 hereof). For purposes of this Agreement "disability" means a reasonable determination by the Board, based on reasonable medical evidence, that the Executive is incapable of substantially performing his obligations pursuant to the terms of this Agreement by reason of physical or mental illness or injury.

                           5.2 Death. In the event of the death of the Executive during the Term, the Company shall pay to the Executive's legal representative (i) any unpaid Base Salary accrued through the date of the Executive's death, (ii) the Executive's Base Salary, as then in effect, and fringe benefits (to the extent permissible by applicable law) for a period of 12 months after the Executive's death, and (iii) a one time bonus in an amount equal to the highest annual bonus paid to the Executive with respect to any of the three years immediately preceding the date of death of the Executive. In addition, the Company shall pay to the Executive's legal representative any benefits owed to the Executive under any plan that the Executive participated in pursuant to Section 3.3 hereof, in accordance with the terms of such plans as in effect on the date of the Executive's death. Except as provided in this Section 5.2, the Company shall have no further liability hereunder (other than to make all reimbursements of reasonable business expenses incurred by the Executive prior to the date of the Executive's death, subject, however, to the provisions of Section 3.1 hereof).

         6.       Change of Control.

                           (a) For the purposes of this Agreement, a "Change of Control" shall be deemed to have taken place if: (i) in connection with any cash tender or exchange offer, merger or other business combination, contested election, or any other transaction, the persons who were directors of the Company before such transactions shall cease to constitute at least two-thirds of the Board or of the board of directors of any successor to the Company, as the direct or indirect result of, or in connection with, any such transaction, (ii) a complete liquidation or dissolution of the Company occurs, (iii) there is a sale or other disposition (other than to a wholly owned subsidiary) of all, or substantially all, of the assets of the Company, or (iv) any person, including a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), hereafter acquires (other than directly from the Company or through open market purchases approved by the Board, as long as the majority of the Board approving such purchases is the majority at the time such purchases are made) any voting securities of the Company such that immediately after such acquisition such person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding securities of the Company (if, immediately prior to such acquisition, such person did not then have beneficial ownership of 20% or more of the combined voting power of the outstanding securities of the Company), provided, however, in determining whether a Change of Control has occurred, the acquisition of securities by (a) an employee benefit plan (or a trust forming a part thereof) maintained by either (y) the Company or (z) any corporation or person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), or (b) the Company or a Subsidiary, shall not constitute an acquisition which would cause a Change of Control. For purposes of this Agreement, the acquisition of additional shares of the Company's securities by Concord Assets Group, Inc. or any of its affiliates shall not constitute a Change of Control. For Change of Control purposes, if the Company is a private entity, a Change of Control would be deemed to take place upon the occurrence of an event, the result of which is a person (or group of affiliated persons) acquiring ownership, beneficially or otherwise, of greater than 50% of the voting securities of the Company.

                           (b) The Company and the Executive hereby agree that, if the Executive is employed by the Company on the date on which a Change of Control occurs (the "Change of Control Date"), the Company (and any successor company that assumes this Agreement) will continue to retain the Executive and the Executive will remain employed by the Company (or such successor company) and the Executive agrees to exercise such authority and perform such executive duties for the Company (or successor company) as are commensurate with the authority being exercised and duties being performed by the Executive immediately prior to the Change of Control Date, until the third anniversary of the Change of Control Date, without regard to automatic renewals as set forth in Section 1.1. Unless otherwise indicated herein, the term "the Company" shall include any successor company that assumes this Agreement.

                           (c) If after a Change of Control the Executive is requested and, in his sole and absolute discretion, consents to change his principal business location, the Company will reimburse the Executive for his reasonable relocation expenses, including, without limitation, moving expenses, temporary living and travel expenses for a reasonable time while arranging to move his residence to the changed location, closing costs, if any, associated with the sale of his existing residence and the purchase of a replacement residence at the changed location, plus an additional amount representing a gross-up of any state or federal taxes payable by the Executive as a result of any such reimbursement. If the Executive shall not consent to change his business location, the Executive may continue to provide the services required of him hereunder from his then residence and/or business address, and the Company shall continue to maintain an office for the Executive at such location commensurate with the Executive's office at the Company prior to the Change of Control Date.

                           (d) After a Change of Control the Company shall (i) continue to pay the Executive a salary in an amount not less than the Base Salary as in effect on the Change of Control Date, (ii) pay the Executive bonuses in an amount per year not less than the average of those bonuses paid to the Executive during the three year period immediately preceding the Change of Control Date, and (iii) continue employment benefit programs for the Executive at levels not less than those in effect on the Change of Control Date (but subject to such reductions as may be required to maintain such plans in compliance with applicable federal law regulating employee benefit programs).

                           (e) If after a Change of Control this Agreement has not been assigned to the successor company and (i) the Executive's employment is terminated by the Company or successor company other than for Cause, or
                           (ii) there shall have occurred a material reduction in the Executive's compensation or employment related benefits, or a material change in the Executive's status, working conditions, management responsibilities or titles, and the Executive voluntarily terminates his relationship with the Company (or the successor company) within 60 days of any such occurrence, or the last in a series of such occurrences, the Executive shall be entitled to receive, subject to the provisions of subparagraph
                           (f) of this Section 6, a "lump sum payment"  equal to
                           (y) 299% of the Executive's "Base Period Income" as determined under subparagraph (f) of this Section 6 reduced by (z) any additional payments to such Executive required to be taken into consideration for the purposes of calculating a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder, provided, however, that no such lump sum payment shall be owing, payable or paid to the Executive if the Company procures a position for the Executive with a company or entity that conducts business similar to that of the Company's in all material respects in the same general geographic vicinity as the Company currently conducts its business, with an employment agreement having terms and conditions substantially the same as those of this Agreement in all material respects. If payable, such lump sum payment will be paid to the Executive within 15 business days after his termination of employment with the Company (or such successor company). Such termination payment shall not be reduced by any present value or similar factor, and the Executive shall not be required to mitigate the amount of such payment by securing other employment or otherwise, nor will such payment be reduced by reason of the Executive securing other employment or for any other reason. The termination payment shall be paid in lieu of any severance pay due to the Executive pursuant to any severance or employment agreement with, or severance payment plan of, the Company.

     (f) The Executive's "Base Period Income" shall be his average annual compensation (including, without limitation, his Base Salary and any bonuses) for the five years immediately preceding the date of his termination of employment with the Company. If the Executive has not been employed by the Company for a full five years at the time that his employment with the Company is terminated, his Base Period Income shall be determined based on the period that he was employed by the Company.

                           (g) In the event that the Executive's employment with the Company is terminated other than for Cause, disability or death after this Agreement has been assigned pursuant to Section 10 hereof, the company that assumed this Agreement shall pay to the Executive the Executive's Base Salary, as then in effect, accrued and unpaid through the date that his employment was terminated, together with all other accrued and unpaid benefits owing to the Executive through the date of the termination of the Executive's employment plus, subject to the provisions of subparagraph (f) of this Section 6, a "lump sum payment" equal to (i) 299% of the Executive's "Base Period Income" as determined under subparagraph (f) of this Section 6 reduced by (ii) any additional payments to such Executive required to be taken into consideration for the purposes of calculating a "parachute payment" within the meaning of Section 280G of the Code and regulations promulgated thereunder. If payable, such lump sum payment will be paid to the Executive within 15 business days after his termination of employment with the Company (or such successor company). Such termination payment shall not be reduced by any present

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                                      value or similar factor, and the Executive
shall not be required to mitigate the amount of such payment by securing other employment or otherwise, nor will such payment be reduced by reason of the Executive securing other employment or for any other reason. The termination payment shall be paid in lieu of any severance pay due to the Executive pursuant to any severance or employment agreement with, or severance payment plan of, the Company.

                  7.       Mitigation.

                  In the event that the Executive's employment with the Company is terminated pursuant to the provisions of Section 4.2 hereof, the Executive shall be obligated to seek other employment to mitigate the amount of any payments provided for under this Agreement. If the Executive obtains other employment, the amount of any payment provided for pursuant to
                  Section 4.2 hereof shall be reduced by any compensation earned by the Executive as the result of employment by another employer after the termination of the Executive's employment with the Company. If the amount of all compensation earned by the Executive as the result of employment by another employer after the termination of the Executive's employment with the Company is equal to or greater than the amount of all payments provided for pursuant to Section 4.2 hereof, the Company shall have no further liability to the Executive under Section 4.2 hereof.

                  8.       Restrictive Covenants.

                           8.1 Nondisclosure. During the Term and following the termination of the Executive's employment with the Company, the Executive shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information, or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, methods of doing business and marketing and promotion of the Company's services), shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of, or through, his employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to, or after, the date hereof and not generally known or in the public domain, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.

                           8.2 Nonsolicitation of Employees. During the Term and for a period of two years following the termination of the Executive's employment with the Company, the Executive shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement, directly or indirectly, with any employee of the Company or any person who was an employee of the Company at any time during the six month period immediately prior to the Executive's termination and whose employment with the Company was terminated by the Company.

     8.3 Books and Records. All books, records, accounts and similar repositories of Confidential Information of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of this Agreement or upon the Board's request at any time. -----------------
                  9.       Injunction.

                  It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Section 8 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain and, therefore, that damages at law would be insufficient for breach of any of the covenants contained in Section 8 hereof. As a result, the Executive agrees that in the event of a breach or threatened breach by the Executive of any provisions of Section 8 hereof, the Company shall be entitled to equitable relief in the form of an injunction to prevent irreparable injury and that such right to injunctive relief shall be cumulative and in addition to whatever other remedies the Company may possess. In connection with any proceeding to seek injunctive relief, the parties hereto waive any requirement to post a bond.

                  10.    Consolidation, Merger or Sale of Assets; Assignability.

                  Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation or entity which assumes this Agreement, and all obligations of the Company hereunder, in writing. Nothing in this Agreement shall preclude the Company from assigning this Agreement to another entity in the event that the Company is liquidated or upon a Change of Control if the successor company is not otherwise obligated to assume this Agreement. Upon such consolidation, merger, transfer of assets, liquidation, assignment and assumption, the term "the Company" as used herein, shall mean such other corporation or entity that assumes this Agreement, and this Agreement shall continue in full force and effect except as otherwise provided in this
                  Section 10. Except as otherwise provided in this Section 10, this Agreement shall not be assigned by either party except with the written consent of the other. In the event that this Agreement is assigned in accordance with the provisions of this Section 10, this Agreement shall continue until the third anniversary of the date of such assignment and the automatic renewals as set forth in Section 1.1 hereof and the Change of Control provisions of Section 6 hereof shall no longer be enforceable.

         11.      Binding Effect.

                  Except as herein otherwise provided, this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto, their personal representatives, successors, heirs and assigns.

         12.      Reformation.

                  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         13.      Terminology.

     All personal pronouns used in this Agreement, whether used in the masculine, the feminine or the neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. Titles of Sections are for convenience only, and neither limit nor amplify the provisions of this Agreement.
         14.      Governing Law.

                  This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to the conflict of laws principles thereof.

         15.      Entire Agreement

                  This Agreement contains the entire understanding between the parties hereto and may not be changed or modified except by an agreement in writing signed by all the parties hereto.

         16.      Counterparts.

                  This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed an original.

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





         17.      Notice.

                  All notices or communications hereunder shall be in writing and shall be deemed given when delivered in person or when sent by registered or certified mail, return receipt requested, or by overnight courier service, to a party at the following address, or at such other address as any party shall have given notice to the other in the manner herein provided:

                                    If to the Company, to:

                                       Milestone Properties, Inc.
                                       150 East Palmetto Park Road, 4th Floor
                                       Boca Raton, Florida  33432
                                       Attn: Robert A. Mandor, President

                                    If to the Executive,  to the address on file
in the personnel records of the Company.

         IN WITNESS WHEROF, this Agreement has been duly signed by the parties hereto as of the day and year first above written.



                                       MILESTONE PROPERTIES, INC.



                                       By___________________________
                                          Name: Robert A. Mandor
                                          Title: President


                                       ------------------------------
                                                Patrick S. Kirse